Quarterly Servicer's Certificate

California Infrastructure and Economic Development Bank Special Purpose Trust SDG&E-1
$658,000,000 Rate Reduction Certificates, Series 1997-1
Pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement dated as of December 16, 1997 (the "Agreement") between
San Diego Gas & Electric Company, as Servicer, and SDG&E Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:
Capitalized terms used in the Quarterly Servicer's Certificate (the "Quarterly Certificate") have their respective meanings as set forth in the
Agreement. References herein to certain section and subsections are references to the respective sections of the Agreement.

		Collection Periods:		Jul-03	through	Sep-03
		Distribution Date:			25-Sep-03

1.	Collections Allocable and Aggregate Amounts Available for the Current Distribution Date:
	i.	Remittances for the first Collection Period				Jul-03		$6,397,189.60
	ii.	Remittances for the second Collection Period				Aug-03		$6,926,124.72
	iii.	Remittances for the third Collection Period				Sep-03		$7,429,232.70
	iv.	Net Earnings on Collection Account						$61,098.33
	v.	General Sub-Account Balance						$20,813,645.35
	vi.	Reserve Sub-Account Balance						$13,480,565.54
	vii.	Overcollateralization Sub-Account Balance						$1,809,500.00
	viii.	Capital Sub-Account Balance						$3,190,000.00
	ix.	Collection Account Balance						$39,293,710.89

2.	Outstanding Principal Balance and Collection Account Balance as of Prior Distribution Date:
	i.	Class A-1 Principal Balance						$0.00
	ii.	Class A-2 Principal Balance						$0.00
	iii.	Class A-3 Principal Balance						$0.00
	iv.	Class A-4 Principal Balance						$0.00
	v.	Class A-5 Principal Balance						$15,862,492.33
	vi.	Class A-6 Principal Balance						$197,584,137.00
	vii.	Class A-7 Principal Balance						$83,536,371.00
	viii.	Rate Reduction Certificate Principal Balance						$296,983,000.33
	ix.	Reserve Sub-Account Balance						$13,480,565.54
	x.	Overcollateralization Sub-Account Balance						$1,809,500.00
	xi.	Capital Sub-Account Balance						$3,190,000.00

3.	Required Funding/Payments as of Current Distribution Date:
	i.	Scheduled Class A-1 Certificate Principal Balance						$0.00
	ii.	Scheduled Class A-2 Certificate Principal Balance						$0.00
	iii.	Scheduled Class A-3 Certificate Principal Balance						$0.00
	iv.	Scheduled Class A-4 Certificate Principal Balance						$0.00
	v.	Scheduled Class A-5 Certificate Principal Balance						$0.00
	vi.	Scheduled Class A-6 Certificate Principal Balance						$197,584,137.00
	vii.	Scheduled Class A-7 Certificate Principal Balance						$83,536,371.00
	viii.	Scheduled Class A Certificate Principal Balance						$281,120,508.00
	ix.	Required Class A-1 Coupon Payment						$0.00
	x.	Required Class A-2 Coupon Payment						$0.00
	xi.	Required Class A-3 Coupon Payment						$0.00
	xii.	Required Class A-4 Coupon Payment						$0.00
	xiii.	Required Class A-5 Coupon Payment						$245,472.07
	xiv.	Required Class A-6 Coupon Payment						$3,116,889.76
	xv.	Required Class A-7 Coupon Payment						$1,330,316.71
	xvi.	Required Overcollateralization Funding						$82,250.00
	xvii.	Required Capital Sub-Account Funding						$0.00

4.	Allocation of Remittances as of Current Distribution Date Pursuant to 8.02(d) of Indenture:
	i.	Note Trustee, Delaware Trustee and Certificate Trustee Fees						$1,083.33
	ii.	Quarterly Servicing Fee						$185,614.38
	iii.	Quarterly Administration Fee						$25,000.00
	iv.	Operating Expenses (subject to $100,000 cap)						$71,344.91
	v.	Quarterly Interest						$0.00
		1.	Class A-1 Certificate Coupon Payment					$0.00
		2.	Class A-2 Certificate Coupon Payment					$0.00
		3.	Class A-3 Certificate Coupon Payment					$0.00
		4.	Class A-4 Certificate Coupon Payment					$0.00
		5.	Class A-5 Certificate Coupon Payment					$245,472.07
		6.	Class A-6 Certificate Coupon Payment					$3,116,889.76
		7.	Class A-7 Certificate Coupon Payment					$1,330,316.71
	vi.	Principal Due and Payable as a Result of Event of Default or on Final Maturity Date						$0.00
	vii.	Quarterly Principal
		1.	Class A-1 Certificate Principal Payment					$0.00
		2.	Class A-2 Certificate Principal Payment					$0.00
		3.	Class A-3 Certificate Principal Payment					$0.00
		4.	Class A-4 Certificate Principal Payment					$0.00
		5.	Class A-5 Certificate Principal Payment					$15,862,492.33
		6.	Class A-6 Certificate Principal Payment					$0.00
		7.	Class A-7 Certificate Principal Payment					$0.00
	viii.	Operating Expenses (in excess of $100,000)						$0.00
	ix.	Funding of Overcollateralization Sub-Account (to required level)						$82,250.00
	x.	Funding of Capital Sub-Account (to required level)						$0.00
	xi.	Net Earnings Released to Note Issuer						$61,098.33
	xii.	Released to Note Issuer upon Series Retirement: Overcollateralization Sub-Account						$0.00
	xiii.	Released to Note Issuer upon Series Retirement: Capital Sub-Account						$0.00
	xiv.	Deposits to Reserve Sub-Account						($167,916.47)
	xv.	Released to Note Issuer upon Series Retirement: Collection Account						$0.00

5.	Outstanding Principal Balance and Collection Account Balance as of Current Distribution Date
	(after giving effect to payments to be made on such distribution date):
	i.	Class A-1 Principal Balance						$0.00
	ii.	Class A-2 Principal Balance						$0.00
	iii.	Class A-3 Principal Balance						$0.00
	iv.	Class A-4 Principal Balance						$0.00
	v.	Class A-5 Principal Balance						$0.00
	vi.	Class A-6 Principal Balance						$197,584,137.00
	vii.	Class A-7 Principal Balance						$83,536,371.00
	viii.	Rate Reduction Certificate Principal Balance						$281,120,508.00
	ix.	Reserve Sub-Account Balance						$13,312,649.07
	x.	Overcollateralization Sub-Account Balance						$1,891,750.00
	xi.	Capital Sub-Account Balance						$3,190,000.00

6.	Sub-Account Draws as of Current Distribution Date (if applicable, pursuant to Section 8.02(e) of Indenture):
	i.	Reserve Sub-Account						$0.00
	ii.	Overcollateralization Sub-Account						$0.00
	iii.	Capital Sub-Account						$0.00
	iv.	Total Draws						$0.00

7.	Shortfalls In Interest and Principal Payments as of Current Distribution Date:
	i.	Quarterly Interest
		1.	Class A-1 Certificate Coupon Payment					$0.00
		2.	Class A-2 Certificate Coupon Payment					$0.00
		3.	Class A-3 Certificate Coupon Payment					$0.00
		4.	Class A-4 Certificate Coupon Payment					$0.00
		5.	Class A-5 Certificate Coupon Payment					$0.00
		6.	Class A-6 Certificate Coupon Payment					$0.00
		7.	Class A-7 Certificate Coupon Payment					$0.00
	ii.	Quarterly Principal
		1.	Class A-1 Certificate Principal Payment					$0.00
		2.	Class A-2 Certificate Principal Payment					$0.00
		3.	Class A-3 Certificate Principal Payment					$0.00
		4.	Class A-4 Certificate Principal Payment					$0.00
		5.	Class A-5 Certificate Principal Payment					$0.00
		6.	Class A-6 Certificate Principal Payment					$0.00
		7.	Class A-7 Certificate Principal Payment					$0.00

8.	Shortfalls in Required Sub-Account Levels as of Current Distribution Date:
	i.	Overcollateralization Sub-Account						$0.00
	ii.	Capital Sub-Account						$0.00

9.	Distributions of Principal per $1,000 of Original Principal Amount:
							Principal per $1,000
			Original Principal		Principal Payment		of Original Principal

			(A)		(B)		(B/A*1000)

	i.	Class A-1	$65,800,000.00		$0.00		$0.000000
	ii	Class A-2	$82,639,254.00		$0.00		$0.000000
	iii	Class A-3	$66,230,948.00		$0.00		$0.000000
	iv.	Class A-4	$65,671,451.00		$0.00		$0.000000
	v.	Class A-5	$96,537,839.00		$15,862,492.33		$164.313729
	vi.	Class A-6	$197,584,137.00		$0.00		$0.000000
	vii.	Class A-7	$83,536,371.00		$0.00		$0.000000

10.	Distributions of Interest per $1,000 of Original Principal Amount:
							Interest per $1,000
			Original Principal		Interest Payment		of Original Principal

			(A)		(B)		(B/A*1000)

	i.	Class A-1	$65,800,000.00		$0.00		$0.000000
	ii	Class A-2	$82,639,254.00		$0.00		$0.000000
	iii	Class A-3	$66,230,948.00		$0.00		$0.000000
	iv.	Class A-4	$65,671,451.00		$0.00		$0.000000
	v.	Class A-5	$96,537,839.00		$245,472.07		$2.542755
	vi.	Class A-6	$197,584,137.00		$3,116,889.76		$15.775000
	vii.	Class A-7	$83,536,371.00		$1,330,316.71		$15.925000

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Certificate this 19th day of September, 2003.

SAN DIEGO GAS & ELECTRIC COMPANY, as Servicer

by: /s/ J.P. Trent				title:	Assistant Controller